Exhibit 4.2

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS
DATED FEBRUARY [   ], 2012 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.
COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM EAGLE ROCK PROXY ADVISORS, LLC, THE INFORMATION AGENT.

Rouse Properties, Inc.

Incorporated under the laws of the State of Delaware

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Shares of Common Stock of Rouse Properties, Inc.

Subscription Price:  $15.00 per Whole Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
ON MARCH [  ], 2012, UNLESS EXTENDED BY THE COMPANY

REGISTERED

OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase 0.375094056 shares of Common Stock, with a par value of  $0.01 per share, of Rouse Properties, Inc., a Delaware corporation, at a subscription price  of $15.00 per whole share (the  “Basic  Subscription  Right”), pursuant to a  rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus.  Fractional shares or cash in lieu of fractional shares will not be issued in the rights offering.  Instead, fractional shares resulting from the exercise of a Right will be eliminated by rounding down to the nearest whole share.  If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Remaining Shares”), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Remaining Shares pursuant to the terms and conditions of the Rights Offering that would not cause such holder to own shares in excess of the Ownership Limit described in the prospectus, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”).  The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the instructions set forth in Form 1 hereto, the Prospectus, and the “Instructions as to Use of Rouse Properties, Inc. Subscription Rights Certificates.”  The Rights shall be governed by, interpreted and enforced in accordance with, the Laws of the State of Delaware, without regard to any conflict of laws principles

Transferable on the books of Rouse Properties, Inc. by the holders hereof, in person or by duly authorized attorney, upon surrender of this Subscription Rights Certificate properly endorsed.  This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the facsimile signatures of the duly authorized officers of Rouse Properties, Inc.

Dated:

President and Chief Executive Officer	Chief Financial Officer and Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand: American Stock Transfer & Trust Company, LLC Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	If delivering by mail or overnight courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below.  To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 4 below.  To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I exercise		rights x	0.375094056	=
	(no. of rights)		(ratio)		(total number of shares, rounded down to nearest whole share)

I apply for		x $15.00	=	$
	(no. of new whole shares)	(subscription price)			(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares pursuant to your Over-Subscription Privilege:

I apply for		shares x	$ 15.00	$
	(no. of new shares)		(subscription price)		(additional amount enclosed)

(c) Total Amount of Payment Enclosed	=	$

METHOD OF PAYMENT (CHECK ONE)

☐	Check, money order or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”

☐

Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354624 American Stock Transfer, LLC FBO Rouse Properties, Inc., with reference to the rights holder’s name.

FORM  2-TRANSFER  TO  DESIGNATED  TRANSFEREE

To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5.

For value received                              of the subscription rights represented by this Subscription Rights Certificate are assigned to (print name & address of Assignee):

Social Security # or Tax ID # of Assignee

Signature(s) of Assignor:

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 under the Securities and Exchange Act of 1934, as amended.

FOR INSTRUCTIONS ON THE USE OF ROUSE PROPERTIES, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT EAGLE ROCK PROXY ADVISORS, LLC, THE INFORMATION AGENT, TOLL FREE AT 1-855-253-1576.